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                                                                   EXHIBIT 10.20

                               ACUITY BRANDS, INC.
                   MANAGEMENT COMPENSATION AND INCENTIVE PLAN

                        EFFECTIVE AS OF NOVEMBER 30, 2001

1.       ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

                  Acuity Brands, Inc. (the "Corporation") hereby adopts the Acuity Brands, Inc. Management Compensation and Incentive Plan (the "Plan") for its executive officers and certain other executives of the Corporation, its Subsidiaries and Business Units who are in management positions designated as eligible for participation by the Compensation Committee of the Board of Directors of the Corporation or such other committee appointed by the Board (the "Committee") or its designee. The Plan shall be effective on November 30, 2001 and shall remain in effect, subject to the rights of amendment and termination in Section 13, until the Incentive Awards are paid for the Corporation's fiscal year ending in 2007. Payments under the Plan shall only be made to Named Executive Officers after the Plan is approved by the stockholder(s) of the Corporation.

2.       PURPOSE OF THE PLAN

                  The purpose of the Plan is to further the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success.

3.       DEFINITIONS

         (a) "Base Annual Salary" means the actual salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Corporation's deferred compensation or welfare plans (whether qualified or non-qualified).

         (b) "Board of Directors" means the Board of Directors of the Corporation.

         (c) "Business Unit" means a separate business operating unit of the Corporation with respect to which separate performance goals are established hereunder.

         (d)      "Change in Control" means any of the following events:

                           (i) The acquisition (other than from the Corporation) by any "Person" [as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or


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                           (ii)     The individuals who, as of December 1, 2001,
                  are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at, least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                           (iii) a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation; or

                           (iv) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

                           Notwithstanding the foregoing, a Change in Control
                  shall not be deemed to occur pursuant to subsection (i) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its Subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

         (e) "Chief Executive Officer" means the chief executive officer of the Corporation, unless otherwise specified.

         (f)      "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan.

         (h) "Corporation" means Acuity Brands, Inc., a Delaware corporation, and its successors.

         (i) "Incentive Award" or "Award" means the bonus awarded to a Participant under the terms of the Plan.


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         (j)      "Maximum Award" means the maximum percentage of Base Annual
                  Salary which may be paid based upon the Relative Performance during the Plan Year.

         (k) "Named Executive Officer" means a Participant who as of the date of payment of an Incentive Award is one of the group of "covered employees" under Code Section 162(m) and the regulations thereunder.

         (l) "Participant" means an employee of the Corporation, a Subsidiary or a Business Unit who is designated by the Committee to participate in the Plan.

         (m) "Personal Performance Goals" means the goals that may be established for each Participant each year to improve the effectiveness of the Participant's area of responsibility as well as the Corporation as a whole.

         (n) "Plan Rules" means the guidelines established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

         (o) "Plan Year" means the twelve month period which is the same as the Corporation's fiscal year, The initial Plan Year shall be December 1, 2001 through August 31, 2002. Thereafter, the Plan Year shall be September 1 through the next following August 31.

         (p) "Relative Performance" means the extent to which the Corporation, designated Business Unit or Subsidiary, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

         (q) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (r) "Target Award" means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

         (s) "Threshold Award" means the percentage of Base Annual Salary which may be paid based on the minimum acceptable Relative Performance during the Plan Year.

4.       ADMINISTRATION OF THE PLAN

         The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than Named Executive Officers pursuant to Section 7. The Committee will have authority to establish


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Plan Rules with respect to the following matters, subject to the right of the
Board of Directors to ratify such Plan Rules as provided in this Section 4:

(a)      the employees who are to become Participants in the Plan;

(b) the Target Award, Maximum Award and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time,

(c) the performance targets and the measurement criteria to be used in determining the Corporation's or a Business Unit's or a Subsidiary's Relative Performance, which will include one or more of the performance measures listed on Appendix A attached hereto, as determined by the Committee each year; and

(d) the time or times and the conditions subject to which any Incentive Award may become payable.

          The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee's right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 with respect to Named Executive Officers (and such other Participants as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants who are not Named Executive Officers, the Committee may in its discretion establish performance measures not listed on Appendix A without obtaining shareholder approval.

 5.       PARTICIPATION

          Eligibility for participation in the Plan is limited to executive officers of the Corporation and certain other executives of the Corporation, Business Units or Subsidiaries who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than a Named Executive Officer changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant's award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.


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6.       INCENTIVE AWARDS

         6.1      DETERMINATION OF THE AMOUNT OF INCENTIVE AWARDS

                  At the end of each Plan Year, the Committee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information prepared by the Corporation. Subject to the right to decrease an award as described in the next paragraph, the Participant's Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. In addition to any adjustments provided for in the Incentive Award, the Committee may in determining whether performance targets have been met adjust the Corporation's financial results to exclude the effect of unusual charges or income items, changes in accounting, or other events (such as acquisitions, divestitures and equity and other restructurings), which are distortive of results year over year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of Named Executive Officers, the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events or items shall be excluded. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

                  The Committee may, in its discretion, decrease the amount of a Participant's Incentive Award for a Plan Year based upon such factors as it may determine, including the failure of the Corporation, Business Unit or Subsidiary to meet certain performance goals or of a Participant to meet his Personal Performance Goals. The factors to be used in reducing an Incentive Award may be established at the beginning of a Plan Year and may vary among Participants.

                  In the event that the Corporation's, Business Unit's or Subsidiary's performance is below the performance thresholds for the Plan Year and the Incentive Awards are reduced or cancelled, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except for Participants who are Named Executive Officers.

                  The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Named Executive Officers for the performance-based exception under Code
         Section 162(m) and the regulations thereunder, except where the Board of Directors determines such compliance is not necessary. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $1.5 million.

         6.2      ELIGIBILITY FOR PAYMENT OF INCENTIVE AWARD

                  No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee's determination with respect to


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         the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Corporation, a Business Unit or a Subsidiary at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required), partial Incentive Awards may be authorized by the Committee to be paid to Participants (or their beneficiaries) who are terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Corporation, and such Participant's rights shall be equivalent to that of a general unsecured creditor of the Corporation.

         6.3      PAYMENT OF AWARDS

                  Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6.1 and 6.2, subject to a Participant's right to defer payment pursuant to any applicable deferred compensation plans of the Corporation. Payment will generally be made in a lump sum in cash, unless the Committee otherwise determines at the beginning of the Plan Year.

7.       DELEGATION OF AUTHORITY BY COMMITTEE

                  Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than Named Executive Officers. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.       CHANGE IN CONTROL

                  Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing, the Participant's Incentive Award for the Plan Year, determined at the Target Award level (without any reductions under Section 6.1) shall be deemed to have been fully earned for the Plan Year, provided that the Participant shall only be entitled to payment of a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable upon a Change in Control to a Participant for a Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable


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         to such Participant for the Plan Year under the terms of any employment agreement or severance agreement with the Corporation, its Business Units or its Subsidiaries.

9.       BENEFICIARY

                  The Committee may provide for each Participant to designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section
         6.2. Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for such designation or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.      WITHHOLDING OF TAXES

                  The Corporation shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.      EMPLOYMENT

                  Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Corporation, a Business Unit or a Subsidiary, or interfere with or restrict in any way the rights of the Corporation, a Business Unit or a Subsidiary to discharge any Participant at any time for any reason whatsoever, with or without cause.
12.      SUCCESSORS

                  All obligations of the Corporation under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Corporation, a merger, a consolidation or otherwise.

13.      TERMINATION AND AMENDMENT OF THE PLAN

                  The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of an affected Participant, adversely affect the Participant's rights under an Incentive Award approved under
         Section 6.2.

14.      GOVERNING LAW

                  The Plan shall be interpreted and construed under the laws of the State of Georgia.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the Plan has been executed by the Corporation on this 28th day of November, 2001, to be effective on the Effective Date.

                                    ACUITY BRANDS, INC.



                                    By:        /s/ James S. Balloun
                                           -------------------------------------
                                           James S. Balloun
                                           Chairman, President and
                                              Chief Executive Officer


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                                   APPENDIX A

                                       to

                               ACUITY BRANDS, INC.

                   MANAGEMENT COMPENSATION AND INCENTIVE PLAN


PERFORMANCE MEASURE                          GENERAL DEFINITION
-------------------                          ------------------
AATP Margin .................................AATP divided by Sales

Adjusted After-Tax Profit (AATP) ............APTP minus book income taxes
                                             (reported tax rate applied to APTP)

Adjusted Pre-Tax Profit (APTP) ..............Income before provision for income taxes plus interest expense plus
                                             implied interest on capitalized
                                             operating leases. The measure may
                                             include or exclude income from
                                             discontinued operations,
                                             extraordinary items, changes in
                                             accounting principles, and
                                             restructuring expense.

Capitalized Economic Profit .................Economic Profit divided by a predetermined rate reflecting the
                                             cost of capital

Capitalized Entity Value ....................Sum of average invested capital in the business and the Capitalized
                                             Economic Profit

Capitalized Equity Value ....................Capitalized Entity Value minus total debt

Cashflow ....................................Net cash provided by operating activities

Cashflow Return on Capital ..................Cash flow divided by average invested capital

Cashflow Return on Capitalized
Entity/Equity Value..........................Cashflow divided by Capitalized
                                             Value


Cashflow Return on Investment ...............

Change in Price of Shares ...................

Earnings Per Share ..........................Primary or fully diluted earnings per share

Economic Profit .............................AATP minus a charge for capital

Net Income ..................................Net income as reported in NSI's annual financial statements or the
                                             books and records of its segments.
                                             The measure may include or exclude
                                             income from discontinued
                                             operations, extraordinary items,
                                             changes in accounting principles,
                                             and restructuring expense.


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
Net Income Return on Capital ................Net Income divided by average invested capital

Return on Assets (ROA) ......................Net Income divided by average total assets

Return on Equity (ROE) ......................Net Income divided by average stockholders' equity

Return on Gross Investment ..................Sum of Net Income plus depreciation divided by sum of average invested
                                             capital plus accumulated
                                             depreciation

Return on Invested Capital ..................Net Income or AATP divided by average

Return on Net Assets (RONA) .................Net Income, APTP, or income before taxes, divided by average net
                                             assets

Sales .......................................Net sales of products and service revenues

Sales Growth ................................Percentage change in Sales from year to year

Total Return to Stockholders ................Percentage change in stockholder value (stock price plus reinvested
                                             dividends)


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